SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 7, 2006

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario M2R 3W7
(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989
(Registrant's telephone number)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the Subscription Agreement dated November 7, 2006 (the "Subscription Agreement"), Silver Dragon Resources Inc. (the "Company") completed a private placement totaling 500,000 units of the Company ("Units") at $1.00 per Unit for gross proceeds of $500,000. Each Unit consists of one share of the Company’s common stock ("Share") and certain share purchase warrants of the Company. The class A warrants in aggregate will entitle the holder to purchase 250,000 Shares at any time over a period of five years from the date of the closing of the private placement at an exercise price of $2.00 per Share. The class B warrants in aggregate will entitle the holder to purchase additional 250,000 Shares at any time over a period of five years from the date of closing at an exercise price of $5.00 per Share. The class C warrants in aggregate will entitle the holder to purchase additional 1,000,000 Shares at any time over a period of one year from the date of closing at an exercise price of $1.00 per Share. With respect to class C warrants, if certain conditions are met the Company may force the holder to exercise the warrants in full or in part at the exercise price of $1.00 per Share. If the holder fails to timely pay the exercise price, the Company may cancel a corresponding amount of class C warrants held by such holder.

 In connection with the private placement consummated under the Subscription Agreement, the Company paid its broker a cash fee in the amount of $35,000 and issued class A warrants and class B warrants.

Under the Subscription Agreement, the Company has agreed to prepare and file a Form SB-2 registration statement with the Securities and Exchange Commission (the "SEC") by December 22, 2006 for the purpose of registering for resale all of the Shares underlying the Units. The Company is also obligated to use its reasonable efforts to cause such registration statement to be declared effective no later than March 12, 2007 and to keep such registration statement effective at all times for a period of two years. If the Company fails to satisfy such registration obligations, the Company is required to pay, as liquidated damages, to the holders of registrable securities an aggregate amount equal to one percent (1%) of the purchase price of the Shares owned of record by such holder for each thirty (30) days of the initial aggregate sixty (60) days and one and one-half percent (1.5%) thereafter for each thirty (30) days.

The sale of the Units and the underlying Shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D promulgated under the Securities Act.

The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the Subscription Agreement and Form of Warrants, copies of which are attached as exhibits hereto and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Items 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Regulation
S-B No.	Description

4.1	Subscription Agreement, dated November 2, 2006, between Silver Dragon Resources, Inc. and the subscriber identified on the signature page thereto

4.2	Form of Class A Common Stock Purchase Warrant

4.3	Form of Class B Common Stock Purchase Warrant

4.4	Form of Class C Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: December 4, 2006	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer